Agreement

Donetsk, Ukraine	3 April 2009

KATP Sanitary Cleansing Petrovsk Regtion acting in accordance with the legislation of Ukraine (the “Project Owner”), H Carbon Markets Corporation Limited, a limited company organised under the laws of Guernsey represented by Piuter Reznikov, acting on the basis of a power of attorney dated 24 December 2008 (“CM”), have agreed on the following:

1. Definitions

                     For the purposes of this agreement, the following terms shall have the meanings assigned to them:

          1.1 “Services” shall mean:

- preparation and completion of a project idea note (“PIN”), the project design document (“PDD”) or similar documentation for validation of the Project on the basis of an approved baseline and monitoring methodology or methodologies;

- assistance in obtaining a letter of approval and/or other approvals from relevant governmental agencies;

- assistance to the designated operational entity to be approved by Project Owner to carry out validation (including taking any steps necessary to revise the PIN, PDD or similar documentation);

- provision of support during the delivery phase of the Project to optimise the production of ERUs;

- assistance to the designated operational entity with submitting the Project for registration by the authorized organs of the government of Ukraine, the Joint Implementation Supervisory Committee or other relevant entities (or voluntary carbon credit regime equivalent) and achieving such registration for ERUs;

- negotiating and entering into an ERPA (emission reduction purchase agreement) and associated documents with respect to and on behalf of all of the Project’s Carbon Credits; and

- assistance in developing strategies to use, sell, trade or otherwise benefit from the Project’s Carbon Credits.

          1.2 “Project” shall mean the capture, destruction and possible utilisation of gas from the landfill serving the city of Donetsk and its suburbs together with any current or planned extensions thereof.

          1.3 “Project Owner” shall mean the person who is the owner, operator and/or manager of the Project.

          1.4 “Carbon Credits” shall mean renewable energy credits/certificates, unrealised, potential or marketable carbon credits, certified emissions reductions, emission reduction units (“ERUs”) and/or other forms of instruments relating to carbon credits as described in the Kyoto Protocol to the United Nations Framework Convention on Climate Change dated 11 December 1997 and including any other forms of quotas, credits and other benefits relating to ecosystems and biodiversity.

2. Objects of the Agreement

          2.1 Subject to the terms and on the conditions of this Agreement, the Project Owner engages CM to perform the Services and to (i) capture and destroy methane and other gases from the Project, (ii) generate energy from the Project and (iii) register and obtain Carbon Credits from the Project.

          2.2 For the avoidance of doubt, it is agreed that for the duration of the Project, the Project Owner will continue to operate the Donetsk landfill and procure the delivery of municipal solid waste to such landfill in a manner consistent with past practice (provided that it is understood that the Project Owner has no obligation to invest funds in the Project). CM agrees to perform its obligations hereunder in good faith and use all reasonable endeavours to perform the Services. Notwithstanding anything else to the contrary in this Agreement, if, in its sole discretion, CM is not satisfied with the projected economic return of the Project, CM is released from any and all obligations it may have under this Agreement.

3. Rights and Obligations

          3.1 The Project Owner hereby agrees:

          3.1.1 to grant CM the exclusive right to perform the Services and to conduct all necessary actions and operations to register and obtain Carbon Credits from the Project;

          3.1.2 to grant CM the right to receive (i) any and all gas found in or extracted from the Donetsk landfill and (ii) any and all Carbon Credits relating to the Project for the life thereof, in each case, for the joint profit of both parties hereto;

          3.1.3 upon the demand of CM, to provide CM a copy of a duly authorised board of directors or other similar corporate resolution approving the entry into this Agreement and the transactions contemplated thereby and authorising the signatory hereof to execute this Agreement.

          3.2  hereby agrees:

          3.2.1 to render the Services in accordance with this Agreement;

          3.2.2 During the term of this Agreement, CM will by written notice (i) keep Project Owner appraised of the progress and status of the Services on a quarterly basis and otherwise as Project Owner reasonably requests from time to time and (ii) promptly inform Project Owner of any eventuality of which CM becomes aware and which may reasonably be expected to have a material impact on the Services or the manner in which the Services are to be performed;

          3.2.3 to bear all expenses relating to the acquisition, installation and operation of the equipment to be used to extract gas; and

          3.2.4 in the event that CM decides in its discretion to install power generation equipment, to bear all expenses relating thereto.

          3.3 Each party shall render assistance in handling applications for approvals, permits and licenses and similar formalities necessary for the establishment and operation of their legal and commercial relationship.

          3.4 Each party hereto agrees to execute, on request, all other documents and instruments as the other party shall reasonably request, and to take any actions, which are reasonably required or desirable to carry out obligations imposed under, and effect the purposes of, this Agreement.

          3.5 Each party hereto agrees to use its reasonable commercial efforts to accomplish the purpose of this Agreement and to comply with all applicable laws and regulations.

          3.6 In the event that CM in its discretion decides to generate power from the gas extracted from the Project, the Project Owner grants CM the right to receive 100% of all income to be received from the sale of such power. In this connection, CM shall have the exclusive right to elect to generate power for one year from the moment of the first receipt of ERUs.

4. Expenses and Project Owner’s Share of Income

          4.1 CM and the Project Owner shall bear their own respective expenses. To the extent not mentioned herein, the amount of such expenses shall be set forth and agreed in a supplemental agreement.

          4.2 at its own expense shall prepare and finalise the PIN and PDD, arrange determination of the PDD and conduct all required monitoring of the Project.

          4.3 CM at its own expense shall arrange for the construction and operation of all equipment relating to the process of capturing and extracting methane from the Project.

          4.4 CM at its own expense shall purchase and install all equipment relating to extraction of gas and power generation.

          4.5 The Project Owner shall receive a royalty in an amount to be determined after a site study has been conducted.

5. Ownership of the Gas to be Extracted from the Donetsk Landfill

          5.1 CM shall own all gas to be extracted from the Donetsk landfill.

6. Power of Attorney

          6.1 In order to facilitate the accomplishment of the purposes of this Agreement, the Project Owner hereby appoints and designates CM its power of attorney to represent the interests of the Project Owner and to enter into commercial agreements, in each case, relating to the Project.

          6.2 More specific authorisations will be issued to CM through separate powers of attorney.

7. Force Majeure

          7.1 Each party may terminate or suspend the performance of its obligations hereunder if such termination or suspensions is the result of force major circumstances. Force major circumstances include military actions, natural calamities, strikes, mass-demonstrations, accidents and catastrophes, acts performed by state entities which render the performance of this agreement impossible. In case of such circumstances, the term of this Agreement will be extended by the amount of time during which performance was not accomplished.

          7.2 Each party is obligated to inform the other party in writing of the onset of such circumstances within 10 business days thereof.

          7.3 Confirmation of the existence of a force-majeure circumstance that is issued by the Ukrainian Chamber of Commerce is sufficient to invoke this Section 7 under this Agreement.

8. Dispute Resolution

          8.1 Each party will use its best endeavours to resolve any disputes by negotiations. In the event that the parties are unable to reach an accommodation via negotiations, the relevant dispute will be decided in accordance with the laws and procedures of the jurisdiction of the plaintiff.

9. Termination

          9.1 This Agreement shall remain in force for so long as the Kyoto Protocol is in force (as amended or extended).

          9.2 Notwithstanding anything else to the contrary in this Agreement, each party has the right to terminate this Agreement by written notice to the other party, in the event of a material breach of this Agreement that is not cured within 14 calendar days from receipt of a demand from the other party to cure such breach.

          9.3 All rights to future income or benefits and obligations to perform future obligations shall survive any termination of this Agreement.

10. Confidentiality

          10.1 The Parties shall maintain the confidentiality of any information designated as secret or confidential by either party, which is disclosed at any time during or for the purpose of negotiation or implementation of this Agreement or the establishment or operation of their legal and commercial relationship (the “Confidential Information”).

Each of the Parties undertakes:

10.1.1	not to use the Confidential Information either directly or indirectly for any other purpose than for the performance of this Agreement,

10.1.2

to limit the disclosure of the Confidential Information to its managers, directors, employees, and external advisors who need to have access to the said Confidential Information for the implementation and performance of this Agreement, each party ensuring from its managers, directors, employees, and external advisors the same obligation of confidentiality and remaining liable for any breach by them of the terms and conditions contained hereunder, and

10.1.3	not to disclose the Confidential Information or part of it to any third party without the prior written consent of the other party.

          10.2 The obligations of confidentiality contained herein shall not apply to any Confidential Information for which either party provides to the other party written evidence that the Confidential Information:

(i)	was already known by the receiving party before such Confidential Information was disclosed by the disclosing party;

(ii)	is or subsequently comes into the public domain, other than by a breach of the Agreement or any other agreement between the parties or between a party and third parties; or

(iii)	is received by the receiving party from a third party who does not infringe any obligation of confidentiality towards the disclosing party.

In the event that either party is requested, under legal proceeding in courts or under an investigation conducted by governmental or quasi-governmental authorities, to disclose any part of the Confidential Information, it shall provide the other party with prompt written notice of any such request or requirement so that the other party may seek a preliminary or other protective order or other appropriate remedy.

The party requested to disclose the Confidential Information, will disclose to such authorities only that portion of the Confidential Information, which is legally required to be disclosed. The receiving party shall not be relieved of its obligations of confidentiality contained herein because any item of Confidential Information is embraced by more general information which falls within any one or more of the exclusions set forth in this Section above. No combination of items of Confidential Information shall be deemed to be within the said exclusions merely because individual items are within any of the exclusions.

          10.3 The confidentiality obligations stated in this Section 10 shall survive termination or expiration of this Agreement and shall remain in force for one (1) year thereafter.

11. Other Terms

           11.1 Project Owner agrees and acknowledges that CM is and may at its option be designated as a “Project Participant” on all official documentation and in communications to and with the authorities of the United Nations and the government of Ukraine.

          11.2 Project Owner designates and appoints CM as its agent and focal point for all communications with the United Nations and the government of Ukraine and, in this connection, authorizes CM to take any actions or enter into any agreements that may be useful or necessary to the performance of the transactions contemplated hereby (provided that such actions and agreements do not contradict the terms of this Agreement).

          11.3 Representations and Warranties

          Except as otherwise stated below, each of CM and the Project Owner represents and warrants that:

-	it possesses full power, authority and legal right to enter into this Agreement and to perform its obligations hereunder;

-	it is not a party to any agreement that prevents it from fulfilling all its obligations hereunder or that impairs or may impair any of its responsibilities or obligations hereunder;

-	all consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this Agreement have been obtained;

-

the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it; and

-

if the co-operation of any third party (including an affiliate) is required in the performance by it of its obligations under this Agreement or any related agreement, that it has obtained or is able to obtain the binding agreement of the third party to co-operate in the performance of this Agreement.

          11.4 This Agreement is to be governed by Ukrainian law and construed and interpreted in accordance with the legislation of Ukraine

          11.5 This Agreement represents the mutual understanding of the parties and replaces any previous agreements and arrangements relating to the Project between the parties.

          11.6 Any and all amendments and extensions to this Agreement shall only be effective if made in writing and shall not be dispensed unless expressed by both parties in writing.

          11.7 Any waiver by either party of any right resulting from a breach of this Agreement shall not imply waiver of any future enforcement of such right nor any waiver of any other right arising from this Agreement or resulting from the breach of any other provision of this Agreement.

          11.8 The unenforceability of any provision of this Agreement shall be without prejudice of the efficacy of the remaining provisions. This unenforceable provision shall be replaced by such enforceable provisions as comes nearest in its commercial effect to the unenforceable provision and the mutual will of the parties.

          11.9 This Agreement consists of 6 pages.

12. Identification of the Parties and Signature

Carbon Markets Corporation Limited	KATP Sanitary Cleansing Petrovsk Regtion

HSBC
20-22 High Street
St Peter Port
Guernsey GYI 2LB
Sort Code: 40-22-25